UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

TOLL BROTHERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K filed by Toll Brothers, Inc. (the “Company”) with the Securities and Exchange Commission on March 18, 2011 (the “Original 8-K”) to update Item 5.07. Submission of Matters to a Vote of Security Holders in the Original 8-K regarding the results from the Company’s 2011 Annual Meeting of Stockholders held on March 16, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct an advisory and non-binding vote on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2011 Annual Meeting, the Company’s stockholders recommended, in an advisory and non-binding vote, that the Company hold an advisory and non-binding vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement, on an annual basis. Accordingly, in light of this recommendation and other factors considered by the Company’s Board of Directors (the “Board”), on June 15, 2011 the Board determined that the Company will hold an advisory and non-binding vote on the Company’s compensation of its named executive officers, as disclosed in the proxy statement, on an annual basis until the next required vote on the frequency of such vote.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
(Registrant)

By: /s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Date: June 15, 2011